GALAXY **Galaxy Payroll Services Limited**

Hong Kong Office

25/F, Ovest, 77 Wing Lok Street,
Sheung Wan, Hong Kong

Tel: +852 3105 2611

PRIVATE AND CONFIDENTIAL

Ref.: HK-200501-NOAH

Date: 2020-05-01

To: NOAH TRUST (ASIA) LIMITED

Re: Proposal for Monthly / Annual Services

THIS AGREEMENT is made and entered into as of May 1, 2020 ("Effective Date") by and between NOAH TRUST (ASIA) LIMITED (the "Client"), a Limited Liability Company in Hong Kong and Galaxy Payroll Services Limited ("Galaxy"), a Limited Liability Company in Hong Kong having an office and place of business at 25/F, Ovest, 77 Wing Lok Street, Sheung Wan, Hong Kong.

NOW THEREFORE, in consideration of the terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agrees as follows:

1. SPECIFICATIONS OF WORK.

The parties agree that the general scope and results of the Services to be completed by Galaxy shall include the following items:

A. Payroll Administration Services

- To register the candidate with the inland revenue department;
- To calculate the monthly payroll;
- To distribute monthly payroll;
- To assist the year end employer tax filing;
- To issue monthly pay slip to the employees of the Client;
- To provide consultations relating to labor and human resource services, and timely provide relevant information and latest policies and regulations on labor and human resources management.

B. Mandatory Provident Fund (MPF) Handling

- To register the candidate to the Mandatory Provident Fund scheme;
- To calculate the monthly MPF contribution;
- To withhold and remit payment to the MPF administrator.

1.1 Monthly Arrangement. Galaxy shall prepare and deliver to the Client monthly reports/invoices regarding the Services ongoing or performed during each month of the term of this Agreement.

1.2 Optional Services. The parties acknowledge and agree that from time to time during the term of this Agreement there may be additional services required by the Client. The specifications and pricing of these services will be mutually agreed upon and confirmed via written instrument (i.e. Scope of Work), which is signed by an authorized representative of each party before such services are delivered. The parties acknowledge and agree that such written instrument shall be subject to the terms and conditions of this Agreement unless specific modifications to this Agreement are made to the contrary in such Scope of Work.

2. FEES

In consideration of furnishing the Services, described herein, the Client shall pay to Galaxy the monthly fee ("Monthly Service Fee") for the Services as following:

Descriptions	Payment (in HKD)
Monthly Fee	500

2.2 Payment. All Monthly Service Fees shall be payable immediately upon receipt of invoice. All Monthly Service Fees not paid within thirty (30) days shall be subject to a monthly service charge of 1.5% of the unpaid balance.

3. PROPRIETARY INFORMATION.

For purposes of this Agreement, the term "Proprietary Information" shall mean all of the information, data and software furnished by one party to the other, whether in oral, written, graphic or machine-readable form, which may include but not be limited to, code, software tool specifications, functions and features, integration and shared data block specifications, financial statements, corporate and stock information, file layouts, marketing strategies, business, product or acquisition plans, current business relationships or strategies and customer lists. "Proprietary Information" shall not include information which: (a) is or becomes available to the general public through no fault of either party; (b) is independently developed by non-disclosing party; (c) is rightfully received by the non-disclosing party from a third party without a duty of confidentiality; or (d) is required to be disclosed by court order or operation of law. Before disclosing any Proprietary Information under court order or operation of law, the non-disclosing party shall provide the disclosing party reasonable notice and the opportunity to object to or limit such disclosure.

Each party acknowledges that, in and as a result of visit(s) to the other party's facilities and/or discussions with a party's officers and employees, a party shall or may be making use of or acquiring Proprietary Information. As a material inducement to disclose such Proprietary Information, each party covenants and agrees that it shall not, except with the prior written consent of the other party, at any time directly by itself or indirectly through any agent or employee: (i) copy, modify, disclose, divulge, reveal, report, publish or transfer to any person or entity, for any purpose whatsoever, any Proprietary Information or (ii) use Proprietary Information for any purpose other than in connection with the consummation of the Proposed Transactions. Failure to mark any of the Proprietary Information as confidential, protected or Proprietary Information shall not affect its status as part of the Proprietary Information under the terms of this Agreement.

4.3 Each party covenants and agrees that all right, title and interest in any Proprietary Information shall be and shall remain the exclusive property of the disclosing party.

4. RETURN OF MATERIALS.

Upon termination of the activities or the termination of this Agreement, each party will promptly deliver to the other all copies and embodiments, in whatever form, of Proprietary Information and all other materials containing any Proprietary Information, which is in such party's possession or control, no matter where such material is located.

5. OWNERSHIP RIGHTS.

Except as expressly set forth on any Statement of Work, all right, title and interest in and to all products, services and materials provided to Galaxy by the Client under this Agreement shall be and remain the property of the Client exclusively. Galaxy shall have no right, title or interest in or to any products, services or materials except as expressly set forth in this Agreement. The Client retains shall retain all rights and title to any and all capital improvements and intellectual property it utilizes or contributes to as part of the Services.

6. TERM AND TERMINATION.

This Agreement shall commence on the Effective Date and continue in full force and effect for unlimited, unless terminated as provided herein.

If either party (the "Defaulting Party") materially defaults in the performance of its obligations under this Agreement, and if such default is not cured within ninety (90) days after written notice is given to the Defaulting Party specifying the default, then the other party (the "Aggrieved Party") may, by giving written notice to the Defaulting Party, terminate this Agreement as of the date specified in the notice of termination.

Each party, insofar as it becomes a Defaulting Party, agrees that, upon receipt of any notice of default, it will immediately commence all commercially reasonable efforts to cure the specified default and to commit the resources necessary at the Defaulting Party's expense, to accomplish such cure as promptly as is reasonably possible.

Upon any termination of this Agreement, Galaxy shall provide reasonable directions and assistance to the Client for its orderly transition and migration of the Services a third party contractor to whom the Client chooses to transfer the Services.

7. INDEPENDENT CONTRACTOR STATUS.

It is expressly agreed and understood between the Client and Galaxy that Galaxy (and any person employed by Galaxy) is performing the Services as an independent contractor and is neither the employee nor the agent of or on behalf of the Client.

8. NO WAIVER OR MODIFICATION.

This Agreement may not be changed or terminated rally, and no change, termination or attempted waiver or any of the provisions hereof shall be binding unless in writing and signed by both parties.

9. CONTINUATION.

Neither party shall sell, transfer, assign or subcontract any right or obligation hereunder without the prior written consent of the other party. Any act in derogation of the foregoing shall be null and void.

10. SEVERABILITY.

Should any provision hereof be deemed, for any reason whatsoever, to be invalid or inoperative, such provision shall be deemed severable and shall not affect the force and validity of other provisions of this Agreement.

11. GOVERNING LAW AND EXCLUSIVE JURISDICTION.

This Agreement shall be deemed to be made and entered into pursuant to the internal laws of the Hong Kong Special Administrative Region of the People's Republic of China and for all purposes this Agreement shall be construed and interpreted in accordance with and be governed by the law of Hong Kong.

12. FORCE MAJEURE.

Neither Galaxy nor the Client shall be held responsible for any delay or failure in performance under this Agreement arising out of causes beyond its control, or without its fault or negligence. Such causes may include, but are not limited to, fires, terrorist acts, strikes, embargoes, shortages or supplies of raw materials, or components or finished goods, acts of God, acts of regulatory agencies or national disasters.

13. ENTIRE AGREEMENT.

The provisions herein constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications between the parties, including any and all supplier or distribution agreements. No term or condition contained in any document provided by one party to the other party pursuant to this Agreement shall be deemed to amend, modify, or supersede or take precedence over the terms and conditions contained herein.

IN WITNESS WHEREOF, the parties acknowledge that each has fully read and understood this Agreement, and, intending to be legally bound thereby, executed this Agreement on the date set forth above.

For and on behalf of
Galaxy Payroll Services Limited

01 MAY 2020

Authorized signature

Date

For and on behalf of
NOAH TRUST (ASIA) LIMITED

01 MAY 2020

Authorized Signature

Date